Exhibit 99.1

Metabolix, Inc. Announces $20 Million Common Stock
Purchase Agreement with Aspire Capital Fund, LLC

CAMBRIDGE, MASS—October 7, 2015 —Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, today announced that it has entered into a $20 million common stock purchase agreement with Aspire Capital Fund, LLC. Under terms of the agreement, Aspire has committed to purchase up to $20 million of Metabolix’s common stock over a 30 month period beginning on the effective date of the registration statement relating to the transaction. Common stock may be sold from time to time at the company’s option under a pricing formula based on prevailing market prices around the time of each sale.

“The agreement with Aspire Capital provides us with a new way to access capital. Because we control the timing and pace of stock sales under the agreement, we can use this facility to opportunistically supplement other sources of capital as we continue to build our specialty biopolymers business over the next several years,” said Joseph Shaulson, CEO and President of Metabolix. “We are pleased to welcome Aspire as a shareholder and look forward to having this additional flexibility in our capital structure.”

“We have been impressed with Metabolix’s pivot from a commodity approach to one based on specialty applications for its high performance PHA biopolymer materials,” said Steven G. Martin, Managing Member of Aspire Capital. “We look forward to providing Metabolix with access to additional capital to help support the successful execution of its business plan.”

Terms of the Aspire Capital financing agreement include:

•      Metabolix controls the timing and amount of all sales of common stock under the agreement;

•      Aspire Capital has no right to require any sale of shares by Metabolix, but is obligated to make purchases as Metabolix directs in accordance with the agreement;

•      There are no limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages;

•      Aspire Capital has agreed not to hedge or short Metabolix stock; and

•      The agreement may be terminated by Metabolix at any time, at its discretion, without cost or penalty.

Metabolix plans to use the net proceeds from any sale of common stock under the agreement for general corporate purposes and working capital requirements.

In connection with the transaction, Metabolix also entered into a registration rights agreement with Aspire Capital that requires Metabolix to file a registration statement covering Aspire Capital’s sale of shares acquired under the agreement. Metabolix issued 300,000 shares of its common stock to Aspire Capital as a commitment fee under the purchase agreement. A more complete and detailed description of the purchase agreement and registration rights agreement is set forth in Metabolix’s Current Report on Form 8-K that will be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Aspire Capital Fund, LLC

Aspire Capital is an institutional investor based in Chicago, Illinois, with a fundamental investment approach. Aspire Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology.

About Metabolix

Metabolix is an innovation-driven specialty materials company focused on delivering high-performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and resins based on PHA (polyhodroxyalkanoates). Metabolix’s proprietary biotechnology platform enables the creation of resins and compounds for use in a broad range of applications such as construction and packaging materials as well as industrial, consumer and personal care products.

Investors should note that we announce material information to our investors using our website, SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our shareholders and the public about our company, our products and other matters. It is possible that the information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed at the top of our website.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding Metabolix’s willingness or ability to sell shares to Aspire under the terms of the agreement, whether the registration statement related to the financing with Aspire will become and remain effective with the SEC, plans for the use of proceeds of any share sales, expectations regarding Metabolix’s ability to obtain other sources of capital, and expectations regarding the building of Metabolix’s specialty biopolymers business or execution of Metabolix’s business plans constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

(MBLX-G)

Metabolix Contact:

Lynne H. Brum, 617-682-4693, LBrum@metabolix.com